Exhibit 4e

                       [Form of Face Registered Security]



UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (A) BY THE DEPOSITARY TO A NOMINEE THEREOF OR (B) BY A NOMINEE THEREOF TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR
(C) BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


                       SEE REVERSE FOR CERTAIN DEFINITIONS

REGISTERED                                                     REGISTERED

NUMBER
R-1                                                            $200,000,000.00



                              FORTUNE BRANDS, INC.
                           6 5/8% Debentures Due 2028

                                                             CUSIP 349631 AG 6

     FORTUNE BRANDS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS on July 15, 2028, and to pay interest, semiannually on January 15 and July 15 of each year commencing January 15, 1999, on said principal sum at the rate of 6 5/8% per annum, from the January 15 or July 15, as the case may be, next preceding the date of this Security to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on the Securities, in which case from June 30, 1998, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after a January 1 or July 1, as the case may be, and before the following January 15 or July 15, this Security shall bear interest from such January 15 or July 15; provided, however, that if the Company shall default in the payment of interest due on such January 15 or July 15, then this Security shall bear interest from the next preceding January 15 or July 15 to which interest has been paid, or, if no interest has been paid on the Securities, from June 30, 1998. The interest so payable on any January 15 or July 15 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the January 1 or July 1, as the case may be, next preceding such January 15 or July 15. The principal of and interest on this Security are payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that interest may be paid, at the option of the Company, by check mailed to the Person entitled thereto at his address appearing on the Security Register. Any interest not punctually paid or duly provided for shall be payable as provided in said Indenture. If this Security is a Global Security, then notwithstanding, each interest and principal payment will be made in accordance with the procedures of the Depositary as then in effect.

     Reference is made to the further provisions of this Security set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused thi instrument to be duly executed under its corporate seal.

Dated: June 30, 1998

                                                      FORTUNE BRANDS, INC.


                                                      By
                                                        Mark Hausberg
                                                        Vice President and
                                                           Treasurer

[SEAL]

Attest:



                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                    THE CHASE MANHATTAN
                                                      BANK, as Trustee


                                                    By
                                                         Authorized Officer

                    [FORM OF REVERSE OF REGISTERED SECURITY]

                              FORTUNE BRANDS, INC.
                              6 5/8% Notes Due 2028



     This Security is one of a duly authorized issue of Securities of the Company designated as its 6 5/8% Notes Due 2028 (Securities of such series being hereinafter called the "Securities"), limited, except as provided in the Indenture referred to below, in aggregate principal amount to $200,000,000, issued and to be issued under an Indenture dated as of July 15, 1988 (hereinafter called the "Indenture") between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank, as successor by merger to Manufacturers Hanover Trust Company), as Trustee (hereinafter called the "Trustee", which term includes any successor trustee under the Indenture with respect to the Securities of this series), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.

     Except as otherwise provided in the Indenture, this Security will be issued in global form only registered in the name of the Depositary or its nominee. This Security will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of this Security shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin and currency, herein prescribed.

     Securities will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 15 basis points plus, in each case, accrued interest thereon to the date of redemption.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all of such Quotations. The Quotation Agent shall compute the average of such Quotations.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

     "Reference Treasury Dealer" means (i) each of J.P. Morgan Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Debentures to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption. If less than all the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and equitable.

     Section 4.03 (including subparagraph (4) thereof and clause (B), but not clause (A), of such subparagraph) and Section 10.10 (including subparagraph (5) thereof) of the Indenture contain provisions applicable to this Security that provide for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default upon compliance by the Company with certain conditions set forth therein.

     As provided in the Indenture and subject to certain limitations therein set forth, this Security may be registered for transfer on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed by, the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only as Registered Securities in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Registered Securities of different authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company or the Trustee nor any such agent shall be affected by notice to the contrary.

     If an Event of Default, as defined in the Indenture, with respect to the Securities shall occur, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Securities of this series and of each other series issued under the Indenture and affected by such amendment or modification. The Indenture also permits the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive certain past defaults under the Indenture with respect to the Securities and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not a notation of such consent or waiver is made upon this Security.

     No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Except as otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Security shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with and governed by the laws of said State.


                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common
TEN ENT -   as tenants by the entireties
JT TEN -    as joint tenants with right of
            survivorship and not as tenants
            in common

UNIF GIFT
MIN ACT -                                    Custodian
                      --------------                            --------------
                          (Cust)                                      (Minor)
                      under Uniform Gifts to Minors
                      Act____________________________________
                                       (State)

Additional abbreviations may also be used though not in the above list.

                         ------------------------------

          FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s)
                              and transfer(s) unto

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PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

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                   (Please print or typewrite name and address
                     including postal zip code of assignee)

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the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

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Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated: ______________________

                                          __________________________________
                                          NOTICE: The signature
                                                  to this assignment must
                                                  correspond with the name
                                                  as it appears upon the
                                                  face of the within
                                                  instrument in every
                                                  particular, without
                                                  alteration or enlargement
                                                  or any change whatever.